Exhibit 21.1

Subsidiaries of SAN Holdings, Inc.

                                     Jurisdiction of       Names Under Which
      Name of Subsidiary             Incorporation         Business is Conducted
      ------------------             ---------------       ---------------------

      Storage Area Networks, Inc.        Colorado          Storage Area Networks
                                                           SANZ